CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of August 30, 2012 by and among American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), American Realty Capital Trust, Inc., a Maryland corporation and general partner of the Partnership (the “General Partner”) and ARC Real Estate Partners, LLC, a Delaware limited liability company (the “Contributor”).

WHEREAS, the Contributor wishes to contribute to the Partnership and the Partnership wishes to accept from the Contributor, a contribution of cash to the capital of the Partnership pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 1, 2012 (the “Partnership Agreement”), as amended by the First Amendment to the Partnership Agreement, dated as of the date hereof, and on the terms provided herein.

WHEREAS, the Contributor wishes to become a limited partner in the Partnership and the General Partner wishes to admit the Contributor as a limited partner in the Partnership.

WHEREAS, the Contributor wishes to provide a deficit restoration obligation (a “DRO”) with respect to its capital account in the Partnership, and wishes to guaranty a portion of the indebtedness of the Partnership, and the Partnership wishes to provide debt for the Contributor to guaranty and to allow the Contributor to provide a DRO.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, and for other good and valuable consideration, the parties hereto agree as follows:

Section 1.1.           Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in the Partnership Agreement.

Section 1.2.           Contribution. Effective as of the date hereof, the Contributor shall contribute, assign, transfer and deliver to the Partnership, and Partnership shall accept, receive and acquire from the Contributor, on the terms and conditions, and subject to the exceptions, set forth in this Agreement, $750,000 (the “Contribution”).

Section 1.3.           Consideration. In consideration of the Contribution, the Partnership shall issue to the Contributor 65,789 OP Units of the Partnership pursuant to Section 4.02 of the Partnership Agreement. Such OP Units shall have all the same rights, powers, preferences and duties as OP Units under the Partnership Agreement, including, but not limited to, the right to convert such OP Units into shares of the General Partner or cash at the election of the General Partner.

Section 1.4.           Admission of Additional Limited Partner. The General Partner hereby consents to the admission of the Contributor to the Partnership as an additional Limited Partner upon the terms and conditions contained in the Partnership Agreement and the Contributor agrees to hereby execute the counterpart to the Partnership Agreement included as Exhibit I.

Section 1.5.           Guaranty Opportunity; DRO.

(a)           The Partnership agrees that it shall permit the Contributor the opportunity to provide one or more “bottom dollar” guaranties (each, a “Guaranty”) of a portion or portions of the indebtedness of the Partnership or its affiliates equal to up to one hundred and three (103%) percent of the principal amount of the Subordinated Incentive Listing Note, pursuant to the terms of one or more “Guaranty of Collectibility” (in substantially the form attached hereto as Exhibit II), during the period beginning on the date hereof and ending on the earlier of (x) the tenth (10th) anniversary of the date hereof, (y) the termination of a Guaranty in accordance with the terms of the applicable Guaranty of Collectibility, and (z) the date on which the Contributor disposes, directly or indirectly, of its entire interest in the Partnership in a taxable transaction. The Guaranty provided by the Contributor shall not be subordinated (i.e., have relatively higher economic risk) to any other guarantees of the same portion of indebtedness covered by such holder’s Guaranty.

(b)          The Contributor acknowledges that (i) the Partnership makes no representations, warranties or covenants regarding its current or expected financial condition, or the terms of any guaranteed loan, nor shall the Partnership have any obligation to keep the Contributor informed of any changes in any of the foregoing, or of any changes in the characteristics of any guaranteed loan occurring after the date the Guaranty is delivered, and the Contributor fully assumes the risk of providing such Guaranty and keeping itself informed of any such changes, or other developments and occurrences which might impact the risk to such holder of providing or maintaining any such Guaranty, (ii) the ability to execute a Guaranty shall cease in accordance with the terms of this Agreement, (iii) the Contributor shall have reviewed with its financial and legal advisors the potential consequences and liabilities that may be associated with any guaranty provided pursuant to this Agreement, (iv) neither the Partnership not its advisors have prepared to undertake a legal review (and make or representation or warranties) as to the effectiveness of any Guaranty for federal income tax purposes, or any legal implications (e.g., order of payment, priority) that such Guaranty or any obligations of the Contributor and rights of the creditor thereunder may involve under federal and state law, and (v) the Partnership may, at any time, refinance or repay any indebtedness guaranteed by a Guaranty by providing notice of such event to the Contributor at least thirty (30) days prior to such refinancing or repayment, an in such case, the Partnership shall, upon request, permit the Contributor the opportunity to execute a Guaranty with respect to substitute indebtedness on the terms otherwise provided in this Section 1.5. The foregoing provisions of this Section 1.5(b) shall in no way limit the obligations of the Partnership under Section 1.5(a).

(c)           The General Partner and the Partnership agree that the Partnership and its affiliates shall maintain an amount of indebtedness of the Partnership or its affiliates sufficient for the Contributor to provide one or more Guaranties in accordance with this Section 1.5 until the tenth (10th) anniversary of the date of this Agreement; provided, that no indebtedness shall be maintained for Guaranty if (i) all such Guaranties have been terminated according to the terms of this Agreement or (ii) prior to the tenth (10th) anniversary of the date of this Agreement, the Partnership and its affiliates, under the terms of the Guaranty of Collectibility, are no longer required to maintain an amount of indebtedness for Guaranty by the Contributor.

(d)          The General Partner and the Partnership agree that, to the extent the Contributor provides a Guaranty pursuant to this Section 1.5, the Partnership Agreement shall be amended to provide that if the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, and if the Contributor has a deficit balance in its Capital Account, the Contributor shall be obligated to contribute to the capital of the Partnership the amount necessary to restore such deficit balance in its Capital Account to zero but not in excess of the amount of such Guaranty, a “DRO”; provided, that consistent with Section 1.704-1(b)(2)(iv)(l) of the Regulations, a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code shall not result in a liquidation of the Partnership.

Section 1.6.           Redemption by Partnership. Notwithstanding anything to the contrary in this Agreement or the Partnership Agreement, the Partnership shall not, and the General Partner (or a Successor Entity) shall not cause the Partnership to redeem or cancel or cause a redemption or cancellation of the OP Units issued pursuant to this Agreement at any time during which a Guaranty provided by the Contributor pursuant to Section 1.5 is currently in effect and outstanding, or the Contributor has a deficit balance in its Capital Account and a DRO in effect, without the prior written consent of the Contributor, which consent shall be given in the Contributor’s sole and absolute discretion; provided, that in no event shall the OP Units issued pursuant to this Agreement be redeemed or cancelled by the Partnership on or prior to the twenty-four (24) month anniversary of the date hereof.

Section 1.7.           Termination. If the Contributor intends to dispose of its entire interest in the Partnership in a taxable transaction, the Contributor shall give the General Partner fifteen (15) days notice of such intention, and the General Partner shall take such action as is necessary to ensure that the Partnership does not cease to be treated as a partnership for federal income tax purposes during the taxable year in which the Contributor disposes of its entire interest in the Partnership. Furthermore, at such time as the Contributor disposes of its entire interest in the Partnership in a taxable transaction, any Guaranty provided by the Contributor shall terminate pursuant to the terms of such Guaranty and any DRO provided by the Contributor in accordance with Section 1.5(c) hereof shall terminate. The Partnership shall not, and the General Partner shall not cause the Partnership to, liquidate or terminate prior to the tenth (10th) anniversary of the date of this Agreement.

Section 1.8.           Book-up Event. The General Partner and the Partnership agree that, consistent with the definition of Gross Asset Value contained in the Partnership Agreement, the contribution by the Contributor pursuant to the terms of this Agreement is an event pursuant to which the Gross Asset Value of the Partnership’s Assets should be adjusted to reflect the relative economic interests of the Partners, and that such adjustment in Gross Asset Value of the Partnership’s Assets shall result in a corresponding adjustment to the Capital Accounts of the Partners including, for the avoidance of doubt, the holders of LTIP Units.

Section 1.9.           Registration Rights. Any REIT Shares issuable to the Contributor upon a conversion of its OP Units in accordance with the provisions of the Partnership Agreement shall be issued pursuant to an effective shelf registration statement (a “Shelf Registration Statement”), or if a Shelf Registration Statement is not then effective, the General Partner (or Successor Entity) shall enter into a registration rights agreement with the Contributor (the “Registration Rights Agreement”) on terms and subject to conditions reasonably satisfactory to the Contributor, pursuant to which the General Partner will agree, for the benefit of the Contributor, that, among other things, (i) it will, at the General Partner’s cost, within 90 days after the redemption of OP Units in exchange for REIT Shares, file a Shelf Registration Statement with the Securities and Exchange Commission with respect to resales of the REIT Shares and will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective within 180 days after such redemption, and (ii) it will use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, subject to certain exceptions specified in, and in accordance with, the Registration Rights Agreement.

Section 1.10.       Contributor Representations. The Contributor represents and warrants to the Recipient, as of the date hereof, as follows:

(a)          The Contributor has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Contributor, and, assuming the due authorization, execution and delivery by the Partnership and the General Partner, this Agreement constitutes a valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 1.11.       Partnership Representations. The Partnership represents and warrants to the Contributor, as of the date hereof, as follows:

(a)          The Partnership has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership, and, assuming the due authorization, execution and delivery by the Contributor, this Agreement constitutes a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 1.12.       Indemnity. In the event of any breach by the Partnership, the General Partner, or their affiliates or successors, of their respective obligations (a) to provide the Contributor with the opportunity to guaranty indebtedness of the Partnership under Section 1.5(a) and to maintain a sufficient amount of indebtedness to guaranty in accordance with Section 1.5(c), (b) to amend the Partnership Agreement pursuant to Section 1.5(d) to provide for a DRO, (c) with respect to the redemption or cancellation of OP Units issued pursuant to this agreement pursuant to Section 1.6, or (d) with respect to the liquidation or termination of the Partnership pursuant to Section 1.7, the Contributor shall be entitled to a payment of damages by the Partnership, promptly upon demand at any time following the occurrence of such breach, in cash in an amount equal to the sum of (x) the full amount of federal, state and local income taxes that would be payable by the Contributor (or its members) as a result of such breach plus (y) the amount of such taxes that would be payable by the Contributor (or its members) on any payments made pursuant to clause (x), assuming for the purpose of determining the amount of taxes payable by the Contributor (or its members) that the Contributor (or its members) is liable for income taxes at the highest combined federal, state and local income tax rate applicable to an individual resident of New York City.

Section 1.13.       Governing Law. This Agreement shall be construed under and governed by the laws of the State of New York without regard for conflict of law principles that would result in the application of the laws of any other jurisdiction.

Section 1.14.       Entire Agreement. This Agreement and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. In the event of a conflict between the terms and conditions of this Agreement and a Guaranty of Collectibility executed by the Contributor, the terms and conditions of the Guaranty of Collectibility shall control for all purposes.

Section 1.15.       Counterparts. This Agreement may be executed in counterparts by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

Section 1.16.       Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 1.17.       Amendments. This Agreement may not be amended or modified except in writing duly and validly executed by each party hereto.

Section 1.18.       Assignment; Binding Effect. No party may assign this Agreement or any right or interest, or delegate any of its duties or obligations, hereunder without the prior written consent of the other parties hereto. This Agreement is binding upon, and shall inure to the benefit of and is enforceable by, the parties hereto and their respective successors, permitted assigns and personal representatives.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

AMERICAN REALTY CAPITAL TRUST, INC.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Trust, Inc., its General Partner

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

ARC REAL ESTATE PARTNERS, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Manager

[Signature Page for Contribution Agreement]

IN WITNESS WHEREOF, the undersigned has affixed its signature to this Amended and Restated Agreement of Limited Partnership, as of the 30th day of August, 2012.

ADDITIONAL LIMITED PARTNER:

ARC Real Estate Partners, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Manager